UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-09819		52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
140 Eastshore Drive, Suite 100
Glen Allen, Virginia			23059-5755
(Address of principal executive offices)			(Zip Code)
	(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

    Item 1.01.    Entry into a Material Definitive Agreement.
On September 22, 2026, Dynex Capital, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Keefe, Bruyette & Woods, Inc., acting as representatives of the several underwriters listed on Schedule 1 thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 4,800,000 shares (the “Underwritten Shares”) of 9.375% Series D Fixed-Rate Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”), par value $0.01 per share, with a liquidation preference of $25.00 per share, in an underwritten public offering (the “Offering”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 720,000 shares of Series D Preferred Stock on the same terms and conditions (the “Option Shares” and together with the Underwritten Shares, the “Shares”). The Shares will be established by Articles of Amendment to the Restated Articles of Incorporation of the Company.
In the Underwriting Agreement, the Company made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities. The Offering is expected to close on or about September 29, 2026, subject to satisfaction of customary closing conditions. The Company’s total net proceeds from the Offering, after deducting the underwriting discount (before estimated expenses and assuming no exercise of the underwriters’ over-allotment option to purchase the Option Shares) are expected to be approximately $116,220,000.
The Offering is being conducted pursuant to the Company’s prospectus supplement dated September 22, 2026, in the form filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b), which supplements the Company’s base prospectus dated July 28, 2025 filed with the SEC as part of the Company’s automatic shelf Registration Statement on Form S-3 (File No. 333-289004), which became effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act.
The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference into this Item 1.01.
    Item 7.01.    Regulation FD Disclosure.
On September 22, 2026, the Company issued a press release announcing the pricing of the Offering.
A copy of this press release is attached as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01. This press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, regardless of any general incorporation language in such filing.
Forward-Looking Statements
Statements in this Form 8-K that are not historical facts, including statements relating to the Offering, the expected net proceeds from the Offering, the Company’s intended use of proceeds from the Offering and other statements that use words such as “expect,” “intend,” “may,” “plan,” “will,” “would” and similar terms, are “forward-looking statements” that involve risks and uncertainties. For a discussion of other risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K and other reports filed with the SEC. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

    Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated September 22, 2026, by and among the Company, on the one hand, and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Keefe, Bruyette & Woods, Inc., acting as representatives of the underwriters named therein, on the other hand (file herewith).

99.1	Press Release Announcing Pricing of the Offering, dated September 22, 2026 (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	September 25, 2026	By:	/s/ Michael A. Angelo
Michael A. Angelo
Chief Legal Officer and Corporate Secretary